Exhibit 99.1

FEDERATED ANNOUNCES DEBT TENDER OFFER

CINCINNATI, Ohio, November 2, 2006 -- Federated Department Stores, Inc. today announced that its wholly owned subsidiary, Federated Retail Holdings, Inc., has commenced a cash tender offer (the "Tender Offer") to use up to $750 million in cash (excluding accrued interest, fees and expenses) to purchase a portion of its outstanding Notes listed on Exhibit A, in the order of priority described on the exhibit.

The terms and conditions of the Tender Offer are described in an Offer to Purchase dated November 2, 2006 (the "Offer to Purchase"). The Tender Offer is conditioned upon, among other things, the sale by Federated Retail Holdings of new debt securities of approximately equal principal amount.

"This tender offer and related financing transactions will allow us to rationalize our combined Federated and May debt portfolios. We expect to reduce the amount of our long-maturity debt that has above-market coupons, which will reduce our ongoing cash interest payments," said Karen M. Hoguet, Federated's executive vice president and chief financial officer. Federated also expects to record a one-time gain associated with the Tender Offer during the fourth quarter, Hoguet said.

The amounts of each series of Notes that are purchased in the Tender Offer will be determined in accordance with the priorities identified in the column "Acceptance Priority Level" in Exhibit A. The Tender Offer will expire at 12:00 midnight, New York City time, on December 1, 2006, unless extended. In order to receive the applicable Total Tender Offer Consideration, holders of Notes subject to the Tender Offer must validly tender and not validly withdraw their Notes on or before the Early Tender Date, which is 5:00 p.m., New York City time, on November 16, 2006, unless extended. Holders of Notes subject to the Tender Offer who validly tender their Notes after the Early Tender Date and on or before the Expiration Date and whose Notes are accepted for purchase will receive the applicable Late Tender Offer Consideration.

The applicable Total Tender Offer Consideration for each $1,000 in principal amount of Notes tendered and accepted for payment pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase. The consideration will be determined by reference to a fixed spread specified for such Series of Notes over the yield based on the bid-side price of the applicable U.S. Treasury Security specified in Exhibit A, as fully described in the Offer to Purchase. The consideration will be calculated by the Dealer Managers for the Tender Offer at 2:00 p.m., New York City time, on the second business day preceding the Expiration Date. The Late Tender Offer Consideration is the applicable Total Tender Offer Consideration minus the applicable Early Tender Premium for each Series of Notes as described in the Offer to Purchase.

In addition to the applicable Total Tender Offer Consideration or applicable Late Tender Offer Consideration, as the case may be, accrued and unpaid interest up to, but not including, the applicable settlement date will be paid in cash on all validly tendered Notes accepted for purchase in the Tender Offer. The settlement date for the Tender Offer will be the first business day following the Expiration Date and currently is expected to be December 4, 2006. Holders of Notes subject to the Tender Offer who validly tender their Notes on or before the Early Tender Date may not withdraw their Notes after the Early Tender Date except in the limited circumstances described in the Offer to Purchase. Holders of Notes subject to the Tender Offer who validly tender their Notes after the Early Tender Date but on or before the Expiration Date may not withdraw their Notes except in the limited circumstances described in the Offer to Purchase.

Credit Suisse Securities (USA) LLC is the Coordinating Dealer Manager and Banc of America Securities LLC and J.P. Morgan Securities Inc. are the Dealer Managers for the Tender Offer. Global Bondholders Services Corporation is the Information Agent and U.S. Bank National Association is the Depositary Agent. This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is made only by the Offer to Purchase and the information in this news release is qualified by reference to the Offer to Purchase and related Letter of Transmittal dated November 2, 2006. Persons with questions regarding the Tender Offer should contact Credit Suisse Securities (USA) LLC at (toll-free) (800) 820-1653, Banc of America Securities LLC at (toll-free) (866) 475-9886 and J.P. Morgan Securities Inc. at (toll-free) (866) 834-4666. Requests for copies of the Offer to Purchase, Letter of Transmittal and related materials should be directed to Global Bondholders Services Corporation at (212) 430-3774 or (toll-free) (866) 470-4200. Questions regarding the tendering of Notes may be directed to U.S. Bank National Association at (toll-free) (800) 934-6802.

Capitalized terms used in this news release and not defined herein have the meanings given to them in the Offer to Purchase.

Federated Retail Holdings and Federated may file a registration statement (including a prospectus) with the SEC for the offering of debt securities referred to herein. Before you invest, you should read the prospectus in that registration statement and other documents Federated Retail Holdings and Federated have filed with the SEC for more complete information about Federated Retail Holdings and Federated and the proposed offering of debt securities. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Federated Retail Holdings will arrange to send you the prospectus after filing if you request it by calling (toll-free) (800) 261-5385.

Federated, with corporate offices in Cincinnati and New York, is one of the nation's premier retailers, with fiscal 2006 sales expected to be about $27 billion. Federated operates more than 850 department stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's and Bloomingdale's. The company also operates macys.com, bloomingdales.com and Bloomingdale's By Mail.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Federated's management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, changes in the conditions of the securities markets, particularly the markets for debt securities and other factors identified in documents filed by Federated with the Securities and Exchange Commission.

(NOTE: Federated today also issued a separate news release on October sales. Additional information on Federated, including past news releases, is available at www.fds.com/pressroom)

EXHIBIT A

FEDERATED RETAIL HOLDINGS, INC.

NOTES SUBJECT TO THE TENDER OFFER

CUSIP Number	Title of Security	Original Issuer (1)	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points) (2)
577778AR4	10.25% Senior debentures due 2021	M	$100,000,000	1	4.50% U.S. Treasury Note due February 15, 2036	BBT8	170
577778BL6	8.75% Senior debentures due 2029	M	$250,000,000	2	4.50% U.S. Treasury Note due February 15, 2036	BBT8	175
577778BK8	7.875% Senior debentures due 2030	M	$200,000,000	3	4.50% U.S. Treasury Note due February 15, 2036	BBT8	175
577778AZ6	7.6% Senior debentures due 2025	M	$100,000,000	4	4.50% U.S. Treasury Note due February 15, 2036	BBT8	175
577778BM4	8.5% Senior debentures due 2019	M	$200,000,000	5	4.875% U.S. Treasury Note due August 15, 2016	BBT6	168
577778BC6	8.125% Senior debentures due 2035 (3)	M	$150,000,000	6	4.875% U.S. Treasury Note due August 15, 2016	BBT6	210 (YTC)
577778BD4	7.875% Senior debentures due 2036 (4)	M	$200,000,000	7	4.875% U.S. Treasury Note due August 15, 2016	BBT6	210 (YTC)
577778AS2	9.75% amortizing debentures due 2021	M	$90,625,000	8	4.875% U.S. Treasury Note due August 15, 2016	BBT6	150
577778AT0	9.5% amortizing debentures due 2021	M	$108,750,000	9	4.875% U.S. Treasury Note due August 15, 2016	BBT6	150
31410HAK7	7.0% Senior debentures due 2028	F	$300,000,000	10	4.50% U.S. Treasury Note due February 15, 2036	BBT8	180
31410HAQ4	6.9% Senior debentures due 2029	F	$400,000,000	11	4.50% U.S. Treasury Note due February 15, 2036	BBT8	180
577778BQ5	6.9% Senior debentures due 2032	M	$250,000,000	12	4.50% U.S. Treasury Note due February 15, 2036	BBT8	180
31410HAH4	7.45% Senior debentures due 2017	F	$300,000,000	13	4.875% U.S. Treasury Note due August 15, 2016	BBT6	150
577778CE1	6.7% Senior debentures due 2034	M	$400,000,000	14	4.50% U.S. Treasury Note due February 15, 2036	BBT8	180

(1) A Series of Notes designated with an "M" was originally issued by The May Department Stores Company. A Series of Notes designated with an "F" was originally issued by Federated Department Stores, Inc.

(2) Includes the Early Tender Premium per $1,000 principal amount of Notes for each Series as set forth in the Offer to Purchase under the caption "Terms of the Tender Offer - Late Tender Offer Consideration."

(3) The 8.125% Senior debentures due 2035 are callable on and at anytime after August 15, 2015, at a price of $1,000 per $1,000 principal amount.

(4) The 7.875% Senior debentures due 2036 are callable on and at anytime after August 15, 2016, at a price of $1,000 per $1,000 principal amount.

CONTACT: Federated Department Stores, Inc.
          Media - Jim Sluzewski, 513-579-7764
          Investor - Susan Robinson, 513-579-7780

SOURCE: Federated Department Stores, Inc.